   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1998
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                             SOLECTRON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       DELAWARE                                              94-2447045
           (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER IDENTIFICATION NO.)
            INCORPORATION OR ORGANIZATION)

                           -------------------------

                           SOLECTRON CAPITAL TRUST I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       DELAWARE                                             APPLIED FOR
           (STATE OR OTHER JURISDICTION OF                                (I.R.S.EMPLOYER
            INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                              777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
   INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES FOR EACH
                                  REGISTRANT)

                                 SUSAN S. WANG
                              777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         INCLUDING AREA CODE, OF AGENT FOR SERVICE FOR EACH REGISTRANT)
                           -------------------------

                                   COPIES TO:

                            STEVEN E. BOCHNER, ESQ.
                               JOHN A. FORE, ESQ.
                          MICHAEL A. OCCHIOLINI, ESQ.
           WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES                                  PROPOSED MAXIMUM                         AMOUNT OF
TO BE REGISTERED                                                 OFFERING PRICE(1)(2)                   REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.001 par value......................                    --                                   --
--------------------------------------------------------------------------------------------------------------------------------
  Preferred Stock, $0.001 par value...................                    --                                   --
--------------------------------------------------------------------------------------------------------------------------------
  Debt Securities.....................................                    --                                   --
--------------------------------------------------------------------------------------------------------------------------------
  Junior Subordinated Debt Securities.................                    --                                   --
--------------------------------------------------------------------------------------------------------------------------------
  Preferred Securities of Solectron Capital Trust
    I(3)..............................................                    (4)                                  (4)
--------------------------------------------------------------------------------------------------------------------------------
  Guarantee of Preferred Securities of Solectron
    Capital Trust I by Solectron Corporation(5).......                    --                                   --
--------------------------------------------------------------------------------------------------------------------------------
         Total........................................              $1,000,000,000                          $278,000
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Or (i) if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any Debt Securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Exclusive of accrued interest, if any, on the Debt Securities.

(3) There is being registered hereunder an indetermine amount and number of the Preferred Securities as may be sold from time to time.

(4) Not applicable pursuant to General Instruction II.D. of Form S-3.

(5) No separate consideration will be received for the Guarantee of the Preferred Securities (the "Guarantee"). The Guarantee includes the right of holders of Preferred Securities under the Guarantee and certain back-up undertakings, as described in the Registration Statement.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER 22, 1998

PROSPECTUS

                                 $1,000,000,000

                             SOLECTRON CORPORATION
                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES
                      JUNIOR SUBORDINATED DEBT SECURITIES

                           SOLECTRON CAPITAL TRUST I
                             PREFERRED SECURITIES,
                            GUARANTEED BY SOLECTRON

     Solectron's Common Stock is traded on the New York Stock Exchange under the symbol "SLR". On December 21, 1998, the last reported sale price for the Common Stock on the New York Stock Exchange was $77.00 per share.

                           -------------------------

     SEE "RISK FACTORS" ON PAGE 2 FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING THE SECURITIES.

                           -------------------------

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                           -------------------------

     This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

                           -------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   This prospectus is dated December   , 1998

                                  THE COMPANY

     Solectron Corporation ("Solectron" or the "Company") is an independent provider of customized manufacturing services to electronics original equipment manufacturers (OEMs). Solectron provides a wide variety of pre-manufacturing, manufacturing and post-manufacturing services. Solectron's goal is to offer its customers the significant competitive advantages that can be obtained from manufacturing outsourcing such as access to advanced manufacturing technologies, shortened product time-to-market, reduced cost of production and more effective asset utilization. Solectron has manufacturing operations in locations throughout the world, including North America, Europe, the Asia/Pacific region and Brazil. Solectron believes that the geographically diverse locations of its facilities enable it to build closer regional relationships with its customers and to better meet its customers' cost and local market content requirements.

     Solectron was originally incorporated in California in August 1977. In February 1997, the Company was reincorporated in Delaware. The Company's principal executive offices are located at 777 Gibraltar Drive, Milpitas, California 95035. Its telephone number is (408) 957-8500. The Internet address of the Company is http://www.solectron.com.

                              THE SOLECTRON TRUST

     Solectron Capital Trust I (the "Solectron Trust") is a statutory business trust formed under Delaware law pursuant to (i) a separate Declaration of Trust executed by the Company, as depositor for the Solectron Trust, and the Trustees (as defined below) of such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The declaration will be amended and restated in its entirety (as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be qualified as an Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Unless an accompanying Prospectus Supplement provides otherwise, the Solectron Trust exists for the sole purposes of (i) issuing the Preferred Securities (as defined below), (ii) investing the gross proceeds of the sale of the Preferred Securities in a specific series of Junior Subordinated Debt Securities (as defined below), and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities (as defined below) will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of an event of default under the Declaration, the rights of the holders of the applicable Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will acquire Common Securities having an aggregate liquidation amount equal to a minimum of 1% of the total capital of the Solectron Trust. The Solectron Trust will have a term of at least 20 but not more than 50 years, but may terminate earlier as provided in the Declaration. The Solectron Trust's business and affairs will be conducted by the Trustees. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of the Solectron Trust. The duties and obligations of the Trustees shall be governed by the Declaration. At least one of the Trustees of the Solectron Trust will be a person who is an employee or officer of or who is affiliated with the Company (a "Regular Trustee"). One Trustee of the Solectron Trust will be a financial institution that is not affiliated with the Company, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act, pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Trustee of the Solectron Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Solectron Trust and the offering of the Preferred Securities. Unless otherwise set forth in the Prospectus Supplement, the Property Trustee will be State Street Bank and Trust Company of California, N.A., and the Delaware Trustee will be First Union Trust Company, National Association. The office of the Delaware Trustee in the State of Delaware is 920 King Street, 1 Rodney Square, Wilmington, Delaware 19801. The principal place of business of the Solectron Trust is c/o Solectron Corporation, 777 Gibralter Drive, Milpitas, CA 95035 (telephone: (408) 957-8500).

                                  RISK FACTORS

     You should carefully consider the specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement before making an investment decision. The risks and uncertainties described in the applicable prospectus supplement are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently think are immaterial may also impair our business operations.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement ("Prospectus Supplement"), the net proceeds from the sale of securities offered hereby will be used for general corporate purposes, including capital expenditures and to meet working capital needs. The Company expects from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used. Currently, however, the Company does not have any understandings, commitments or agreements with respect to any material acquisitions for which a portion of the net proceeds may be used. Pending such uses, the Company will invest the net proceeds in interest-bearing securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                 FISCAL YEAR ENDED AUGUST 31,
                                             ------------------------------------
                                             1994    1995    1996    1997    1998
                                             ----    ----    ----    ----    ----
Ratio of earnings to fixed charges.........  6.01x   8.73x   8.99x   8.06x   9.30x

     These computations include us and our consolidated subsidiaries. For these ratios, "earnings" represents income before taxes plus fixed charges (excluding capitalized interest). Fixed charges consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) capitalized interest and (3) an interest factor attributable to rentals.

                       GENERAL DESCRIPTION OF SECURITIES

     Solectron may from time to time offer under this Prospectus (i) shares of common stock, $0.001 par value per share ("Common Stock") in one or more series,
(ii) shares of
preferred stock, $0.001 par value per share ("Preferred Stock") in one or more series, (iii) unsecured senior debt securities ("Senior Debt Securities") and unsecured subordinated debt securities (the "Subordinated Debt Securities," together with the Senior Debt Securities, the "Debt Securities"), consisting of debentures, notes and/or other secured or unsecured evidences of indebtedness in one or more series, and (iv) unsecured junior subordinated debt securities ("Junior Subordinated Debt Securities"). The Common Stock, Preferred Stock, Debt Securities and Junior Subordinated Debt Securities are collectively referred to herein as the "Company Securities." Solectron Trust may offer, from time to time, preferred securities (the "Preferred Securities") with the payment of distributions and payments on liquidation or redemption of the Preferred Securities issued by the Solectron Trust guaranteed on a subordinated basis by the Company to the extent described herein and in an accompanying Prospectus Supplement (the "Guarantee"). The Company will be the owner of the trust interests represented by common securities (the "Common Securities") to be issued by the Solectron Trust. Unless indicated otherwise in a Prospectus Supplement, the Solectron Trust exists for the sole purpose of issuing its trust interests and investing the proceeds thereof in Junior Subordinated Debt Securities. The Company Securities and the Preferred Securities are referred to herein collectively as the "Securities." The aggregate offering price of Securities under this Prospectus will not exceed $1,000,000,000 (or its equivalent (based on the applicable exchange rate at the time of the sale) in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company).

     All specific terms of the offering and sale of Securities, including the initial public offering price, aggregate amount, listing on any securities exchange or quotation system, specific risk factors and the identity of the agents, dealers, or underwriters, if any, to be utilized in connection with the sale of the Securities, as well as information, as applicable, about certain United States federal income tax considerations relating to the Securities being sold, will be set forth in a Prospectus Supplement.

     With respect to the Debt Securities or Junior Subordinated Debt Securities, the related Prospectus Supplement will set forth the title, rights and restrictions thereof, including without limitation whether they are senior or subordinated, secured or unsecured obligations, the currencies or currency units in which they are denominated, the aggregate principal amount, the maturity, premium, if any, interest rate (which may be fixed, floating or adjustable) and time and method of calculating payment of interest, if any, the place or places where principal of (and premium, if any) and interest, if any, on such Debt Securities or Junior Subordinated Debt Securities will be payable, any conversion, exchange, redemption or sinking fund provisions and any other special terms. If so specified in the applicable Prospectus Supplement, Debt Securities or Junior Subordinated Debt Securities or a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     With respect to Preferred Stock or Preferred Securities, the related Prospectus Supplement will set forth the designation, number of shares, liquidation preference per share, initial public offering price, dividend or distribution rate (or method of calculation thereof), dates on which dividends or distributions shall accrue, any redemption or sinking fund provisions, any voting rights, any conversion or exchange provisions, and any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Stock or Preferred Securities of a specific series and the terms upon which the proceeds of the sale of the Preferred Securities will be used to purchase a specific series of Junior Subordinated Debt Securities of the Company.

     Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities and Junior Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Indebtedness (as defined) of the Company, including any outstanding Senior Debt Securities. See "Description of the Debt Securities -- Subordination of Subordinated Debt Securities."

                       DESCRIPTION OF THE DEBT SECURITIES

     The Senior Debt Securities are to be issued under an Indenture (the "Senior Indenture"), between the Company, as issuer, and State Street Bank and Trust Company of California, N.A., as Trustee thereunder (the "Trustee"). The Subordinated Debt Securities are to be issued under a separate Indenture (the "Subordinated Indenture"), also between the Company, as issuer, and State Street Bank and Trust Company of California, N.A., as Trustee. The Senior Indenture and Subordinated Indenture are sometimes referred to collectively as the "Indentures". A copy of the form of each Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement.

     The following summaries of certain provisions of the Indentures do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indentures, including the definitions therein of certain terms, and, with respect to any particular Debt Securities, to the description of the terms thereof included in the Prospectus Supplement relating thereto. Wherever particular Sections or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be. Section and Article references used herein are references to the Indentures.

GENERAL

     The Indentures will provide that the Debt Securities may be issued in separate series thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Debt Securities of any series. The Debt Securities are to have such terms and provisions which are not inconsistent with the Indentures, including as to maturity, principal and interest, as the Company may determine. Unless otherwise specified in the applicable Prospectus Supplement, the Senior Debt Securities when issued will be unsecured and unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities when issued will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company, including any outstanding Senior Debt Securities, as described under "Subordination of Subordinated Debt Securities" and in the applicable Prospectus Supplement.

     The Indentures do not limit the amount of other debt that may be issued by the Company and do not contain financial or similar restrictive covenants. The Indentures do not contain any provision intended to provide protection to holders of Debt Securities against a sudden or dramatic decline in credit quality of the Company that could, for example, result from a takeover, recapitalization, special dividend or other restructuring.

     The applicable Prospectus Supplement will set forth whether the Debt Securities offered shall be Senior Debt Securities or Subordinated Debt Securities and the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:
(1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the Person to whom any interest on a Debt Security of the series shall be payable, if other than the Person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest; (4) the date or dates on which the principal of any of such Debt Securities will be payable; (5) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (6) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (7) the period or periods within which, the price or prices at which, and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which, and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (9) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (12) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);
(13) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (14) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal a mount is to be determined); (15) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indentures described under "Defeasance and Covenant Defeasance --

Defeasance and Discharge" or "Defeasance and Covenant Defeasance -- Defeasance of Certain Covenants," or under both such captions; (16) if applicable, the terms of any right to convert Debt Securities into, or exchange Debt Securities for, shares of Common Stock of the Company or other securities or property; (17) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legends referred to under "Form, Exchange and Transfer" or "Global Securities" and, if different from those described under such captions, any circumstances under which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (18) whether the subordination provisions summarized below or different subordination provisions, including a different definition of "Senior Indebtedness" or "Designated Senior Indebtedness," will apply to any such Debt Securities that are Subordinated Debt Securities; (19) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (20) any addition to or change in the covenants in the Indentures described under "Restrictive Covenants" applicable to any of such Debt Securities; and (21) any other terms of such Debt Securities not inconsistent with the provisions of the relevant Indenture.

     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their stated principal amount. Certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount will be described in the applicable Prospectus Supplement. "Original Issue Discount Security" means any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof in accordance with the terms of the applicable indenture. The applicable Prospectus Supplement relating to any series of Debt Securities that are Original Issue Discount Securities will describe the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such series of Original Issue Discount Securities upon the occurrence of an Event of Default (as defined below) and the continuation thereof. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the applicable Prospectus Supplement.

CONVERSION RIGHTS

     The terms on which Debt Securities of any series are convertible into Common Stock or other securities or property will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion is mandatory or at the option of the Holder and may include provisions pursuant to which the number of shares of Common Stock or other securities or property to be received by the Holders of Debt Securities upon conversion would be calculated according to the market price of Common Stock or other securities or property as of a time stated in the applicable Prospectus Supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

     The indebtedness evidenced by the Subordinated Debt Securities is subordinated to the extent provided in the Indenture to the prior payment in full of all Senior Indebtedness, including any Senior Debt Securities. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the Subordinate Debt Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full in cash of all Senior Indebtedness. In the event of any acceleration of the Subordinated Debt Securities because of an Event of Default, the holders of any Senior Indebtedness then outstanding would be entitled to payment in full in cash of all obligations in respect to such Senior Indebtedness before the holders of Subordinated Debt Securities are entitled to receive any payment or distribution in respect thereof. The Subordinated Indenture will require that the Company promptly notify holders of Senior Indebtedness if payment of the Subordinated Debt Securities is accelerated because of an Event of Default.

     The Company may also not make payment upon or in respect of the Subordinated Debt Securities if (i) a default in the payment of the principle of, premium, if any, interest, rent or other obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness (as defined) that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or other person permitted to give such notice under the Subordinated Indenture. Payments on the Subordinated Debt Securities may and shall be resumed
(a) in case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default in cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated. No new period of payment blockage may be commenced pursuant to a Payment Blockage Notice unless and until (i) 365 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Subordinated Debt Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     By reason of the subordination provisions described above, in the event of the Company's bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the Subordinated Debt Securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default under the Subordinated Indenture.

     The term "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest in allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness (as defined) of the Company, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Subordinated Debt Securities or expressly provides that such Indebtedness is "pari passu" or "junior" to the Subordinated Debt Securities. Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company or (ii) the Company's 6% Convertible Subordinated Notes due 2006 (the "Notes"). The term "Indebtedness" means, with respect to any Person (as defined in the Subordinated Indenture), and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through (d), (f) any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrances existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligations secured thereby shall have been assumed by such Person and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f). The term "Designated Senior Indebtedness" means the Credit Agreement (as defined in the Subordinated Indenture), the Lease Agreements (as defined in the Subordinated Indenture), and any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements of documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Subordinated Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

     The applicable Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of Subordinated Debt Securities of a particular series offered thereby.

     The Subordinated Debt Securities are obligations exclusively of the Company. The Company is a holding company and accordingly substantially all of its operations are conducted through its subsidiaries. As a result, the cash flow and the consequent ability of the Company to service debt, including the Subordinated Debt Securities, is dependent upon the earnings of its subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to the Company. Such subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Subordinated Debt Securities or to make any funds available therefor, whether by dividends, distributions, loans or other payments. In addition, the payment of dividends or distributions and the making of loans and advances to the Company by its subsidiaries could be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

     Any right of the Company to receive any assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent rights of the holders of the Subordinated Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

     In the event that, notwithstanding the foregoing, the Trustee or any holder of Subordinated Debt Securities receives any payment or distribution of assets of the Company of any kind in contravention of any of the subordination provisions of the Subordinated Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

     The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities, when issued, will constitute Senior Indebtedness, and the Company's 7 3/8% Senior Notes due 2006 ("Senior Notes") constitute Senior Indebtedness as well.

FORM, EXCHANGE AND TRANSFER

     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof.

     At the option of the Holder, subject to the terms of the Indentures and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

     Subject to the terms of the Indentures and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be imposed for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable Prospectus Supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

     If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

GLOBAL SECURITIES

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby (a "Global Security"). Each Global Security will be registered in the name of a depositary (the "Depositary") or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indentures.

     Notwithstanding any provision of the Indentures or any Debt Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indentures, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the Indentures. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indentures. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf).

     Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest.

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office of the Trustee will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed for a period ending the earlier of 10 business days prior to the date such money would escheat to the State or at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof.

RESTRICTIVE COVENANTS

     Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to the Senior Debt Securities.

LIMITATIONS ON LIENS

     The Senior Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, issue, incur, create, assume or guarantee any debt for borrowed money secured by a mortgage, security interest, pledge, lien, charge or other encumbrance ("mortgage") upon any Principal Property or upon any shares of stock or indebtedness for borrowed money or evidenced by a bond, note, debenture or similar instrument of any Restricted Subsidiary owned by the Company or a Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt, or the grant of such mortgage, that the Senior Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Restricted Subsidiary ranking equally with the Senior Debt Securities) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured debt. The foregoing restriction, however, will not apply to: (a) mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such mortgages or liens are not incurred in anticipation of such corporation becoming a Restricted Subsidiary; (b) mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition thereof by the Company or a Restricted Subsidiary (which may include property previously leased by the Company or a Restricted Subsidiary and leasehold interests thereon, provided that the lease terminates prior to the acquisition) or mortgages thereon to secure payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness or other assets to secure any debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof, or in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;
(c) mortgages to secure indebtedness owing to the Company or to a Restricted Subsidiary; (d) mortgages existing at the date of the Senior Indenture; (e) mortgages on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entity or substantially as an entity to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statue or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improving the property subject to such mortgages; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a) through (f) (including successive extensions, renewals and replacements); provided, however, that mortgages permitted by any of the foregoing clauses (a) through (f) shall not exceed to or cover any other Principal Property of the Company or any Restricted Subsidiary or any shares of stock or indebtedness of any such Restricted Subsidiary, other than the property, including improvements thereto, stock or indebtedness specified in such clauses.

     Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary may issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the Senior Debt Securities, provided that after giving effect thereto, the aggregate amount of all debt then outstanding so secured by mortgages (not including mortgages permitted under any clauses (a) through (g) above) plus Attributable Debt (as defined) of the Company and Restricted Subsidiaries in respect of Sale and Lease-Back Transactions entered into after the date of the Senior Indenture (other than any Sale and Lease-Back Transaction permitted under clause (b) of the restrictions described below under "-- Limitations on Sale and Lease-Back Transactions" and other than any Sale and Lease-Back Transaction with respect to any Principal Property as to which the Company or a Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction under any of clauses (a) through (g) above) does not at the time such debt is issued, incurred, created, assumed or guaranteed exceed an amount equal to 10% of the Consolidated Net Tangible Assets of the Company.

LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS

     The Senior Indenture will provide that the Company will not, nor will it permit any Restricted Subsidiary to, enter into any Sale or Lease-Back Transaction with respect to any Principal Property, unless: (a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Senior Debt

Securities, pursuant to the limitation on liens described above; or (b) the Company shall apply an amount equal to the greater or the net proceeds of such sale, the fair market value of such property at the time of such sale (as determined in good faith by the Company) or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) (i) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of the Company or a Restricted Subsidiary that has a scheduled maturity more than 12 months after its creation or (ii) the purchase, construction, improvement or development of other comparable property.

CERTAIN DEFINITIONS APPLICABLE TO COVENANTS

     "Attributable Debt" with regard to a Sale and Lease-Back Transaction with respect to any property, is defined in the Senior Indenture to mean, at the time of determination, the lesser of: (a) the fair market value of such property (as determined in good faith by the Board of Directors of the Company); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the rate of interest borne by the Senior Debt Securities) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but not rent shall be considered as require to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

     "Consolidated Net Tangible Assets" is defined in the Senior Indenture to mean, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and current maturities of debt that has a scheduled maturity more than 12 months after the date of its creation and of obligations under capital leases; (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs), to the extent included in said aggregate amount of assets; and (c) appropriate adjustments on account of minority interests of other Persons holding stock of the Company's Subsidiaries, all as set forth on the most recent consolidated balance sheet of the Company and its subsidiaries and computed in accordance with generally accepted accounting principles.

     "Principal Property" is defined in the Senior Indenture to mean the land, improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office of the Company, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) which is (a) owned or leased by the Company or any Subsidiary, (b) is located within any of the present 50 states of the United States of America (or the District of Columbia), (c) has not been determined in good faith by the Board of Directors of the Company not to be of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole and (d) has a book value on the date of which the determination is being made of in excess of 1% of Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date (including for purposes of such calculation the land, improvements, buildings and such fixtures comprising such office, plant or facility, as the case may be).

     "Restricted Subsidiary" is defined in the Senior Indenture to mean any Subsidiary which owns any Principal Property; provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary which is engaged primarily in financing receivables or which is otherwise engaged primarily in the finance business including, without limitation thereto, financing the operations of, or the purchase of products which are products of or incorporate products of, the Company and/or its Subsidiaries; provided, further, that the term "Restricted Subsidiary" shall not include any Subsidiary less than 80% of the voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or quoted on the Nasdaq National Market or over the counter.

     "Sale and Lease-Back Transaction" is defined in the Senior Indenture to mean any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

     "Subsidiary" is defined in the Senior Indenture to mean (i) any corporation of which more than 66 2/3% of the outstanding voting stock is at the time, and
(ii) any partnership of which more than 66 2/3% of the equity capital or profit interest is at the time, owned, directly or indirectly, by the Company, by one or more other Subsidiaries or by the Company and one or more Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indentures will provide that the Company may not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation), or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "Successor Person"), unless (i) the Successor Person (if any) is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, or any state thereof, and assumes the Company's obligations on the Debt Securities and under the Indentures, (ii) immediately after giving effect to the transaction, and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of the transaction as having been incurred by it at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) certain other conditions are met.

EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under each Indenture with respect to Debt Securities of any series outstanding under such Indenture (unless such event is specifically inapplicable to a particular series as described in the Prospectus Supplement relating thereto): (a) failure to pay principal of or any premium on any Debt

Security of that series when due, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not such deposit is prohibited by the subordination provisions of the Subordinated Indenture; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indentures solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series, as provided in the Indentures; (e) certain events in bankruptcy, insolvency or reorganization with respect to the Company; and (f) any other Event of Default specified in the applicable Prospectus Supplement.

     Each Indenture will provide that, if an Event of Default (other than an Event of Default described in clause (e) above) with respect to the Debt Securities of any series at the time Outstanding under such Indenture shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (e) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. Any payment by the Company on the Subordinated Debt Securities following any such acceleration will be subject to the subordination provisions of Article Fifteen of the Subordinated Indenture. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indentures. For information as to waiver of defaults, see "Modification and Waiver."

     Subject to the provisions of the Indentures relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indentures, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made a written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

     Each Indenture will include a covenant requiring the Company to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indentures may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) in the case of Subordinated Debt Securities, modify the subordination provisions in a manner materially adverse to the Holders of the Subordinated Debt Securities,
(g) in the case of Debt Securities that are convertible into Securities or other securities of the Company, adversely affect the right of Holders to convert any of the Debt Securities other than as provided in or pursuant to the Indentures,
(h) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indentures, (i) reduce the percentage in principal amount of Outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults or (j) modify such provisions with respect to modification and waiver.

     The Indentures will provide that the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may waive, on behalf of the Holders of all Debt Securities of such series, compliance by the Company with certain restrictive provisions of the Indentures. (Sections 1010 and 1008 of the Senior Indenture and the Subordinated Indenture, respectively) The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may, on behalf of all Holders of Debt Securities of that Series, waive any past default under the Indenture with respect to Debt Securities of that Series, except a default (a) in the payment of principal of or premium or interest on any Debt Security of that series or (b) in respect of a covenant or provision of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Security of such series affected.

     Each Indenture will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding.

     Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indentures, in the manner and subject to the limitations provided in the Indentures. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indentures, applied to the Debt Securities of any series, or to any specified part of a series.

     Defeasance and Discharge. The Indentures will provide that upon the Company's exercise of its option (if any) to have Section 1302 applied to any series (or part thereof) of Debt Securities than with respect to any series of Subordinated Debt Securities, the provisions of Article Fifteen of the Subordinated Indenture relating to subordination will cease to be effective and, with respect to any series (or part thereof) of Debt Securities, the Company will be discharged from all its obligations with respect thereto (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies, to hold moneys for payment in trust and, if applicable, to effect conversion of Debt Securities) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indentures and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

     Defeasance of Certain Covenants. The Indentures will provide that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any Debt Securities, the Company may omit to comply with certain restrictive covenants, including those described under "Restrictive Covenants" and any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities, and, in the case of the Subordinated Indenture, the provisions of Article Fifteen relating to subordination will cease to be effective with respect to any Subordinated Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indentures and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.

     The Company may, at its option, satisfy and discharge each of the Indentures (except for certain obligations of the Company and the Trustee, including, among others the obligations to apply money held in trust) when (i) either (a) all Debt Securities under such Indenture previously authenticated and delivered (other than (1) Debt Securities that were destroyed, lost or stolen and that have been replaced or paid and (2) Debt Securities for the payment of which money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or discharge from such trust) or

(b) all such Debt Securities under such Indenture not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities under such Indenture not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Debt Securities under such Indenture which have become due and payable) or to the Stated Maturity or redemption date as the case may be, (ii) the Company has paid or caused to be paid all other sums payable under such Indenture by the Company, and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of such Indenture have been satisfied.

NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

TITLE

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York, without giving effect to such state's conflicts to laws principles.

REGARDING THE TRUSTEE

     The Indentures contain certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Securities of any series for which the Trustee serves as trustee, the Trustee must eliminate such conflict or resign.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The following description of the terms of the Junior Subordinated Debt Securities summarizes certain general terms and provisions of the Junior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Junior Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to any series of Junior Subordinated Debt Securities will be described in the Prospectus Supplement relating thereto.

     Junior Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Junior Subordinated Indenture") between the Company and State Street Bank and Trust Company of California, N.A., or such other trustee as may be named in a Prospectus Supplement (the "Junior Subordinated Indenture Trustee"). The form of Junior Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes the material terms of the Junior Subordinated Indenture and is qualified in its entirety by reference to the Junior Subordinated Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Junior Subordinated Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

     The Junior Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Junior Subordinated Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur.

     The Junior Subordinated Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to a board resolution or an indenture supplemental to the Junior Subordinated Indenture.

     In the event Junior Subordinated Debt Securities are issued to the Solectron Trust or the Trustee of the Solectron Trust in connection with the issuance of Preferred Securities by the Solectron Trust, the Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Preferred Securities in connection with the dissolution of the Solectron Trust upon the occurrence of certain events described in the applicable Prospectus Supplement. Only one series of Junior Subordinated Debt Securities will be issued to the Solectron Trust or the Trustee of the Solectron Trust in connection with the issuance of Preferred Securities by the Solectron Trust.

     Reference is made to the Prospectus Supplement for the following terms of the series of Junior Subordinated Debt Securities being offered hereby (to the extent such terms are applicable to the Junior Subordinated Debt Securities):
(i) the specific designation of such Junior Subordinated Debt Securities, aggregate principal amount and purchase price; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (iii) the date or dates on which the principal of such Junior Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Junior Subordinated Debt Securities will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any applicable federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Junior Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Junior Subordinated Debt Securities rather than pay such additional amounts; (x) the form of such Junior Subordinated Debt Securities; (xi) the denominations in which such Junior Subordinated Debt Securities shall be issuable; (xii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the Junior Subordinated Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Junior Subordinated Indenture; (xiii) the terms and conditions upon which the Junior Subordinated Debt Securities may be convertible into Common Stock, Preferred Stock, or indebtedness or other securities of any kind of the Company; and (xiv) whether such Junior Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issued in United States dollars in fully registered form without coupons in denominations set forth in the Prospectus Supplement. No service charge will be made for any transfer or exchange of any Junior Subordinated Debt Securities, but the Company may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless otherwise set forth in the Prospectus Supplement, interest on outstanding Junior Subordinated Debt Securities will be paid to holders of record on the date which is 15 days immediately prior to the date such interest is to be paid.

     Junior Subordinated Debt Securities may bear interest at a fixed rate or a floating rate. Junior Subordinated Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special federal income tax considerations applicable to any such discounted Junior Subordinated Debt Securities or to certain Junior Subordinated Debt Securities issued at par which are treated as having been issued at a discount for federal income tax purposes will be described in the applicable Prospectus Supplement.

GLOBAL SECURITIES

     If any Junior Subordinated Debt Securities of a series are represented by one or more Global Securities, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

     The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless (i) the successor corporation shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on, all the outstanding Junior Subordinated Debt Securities and the performance of every covenant in the Junior Subordinated Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) the Company shall have delivered to the applicable Junior Subordinated Indenture Trustee an Officers' Certificate and an Opinion of Counsel, the stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction.

EVENTS OF DEFAULT; WAIVER AND NOTICE THEREOF; JUNIOR SUBORDINATED DEBT SECURITIES IN FOREIGN CURRENCIES

     As to any series of Junior Subordinated Debt Securities, an Event of Default is defined in the Junior Subordinated Indenture (unless such event is specifically inapplicable to a particular series as described in the Prospectus Supplement relating thereto) as (i) default for 30 days in payment of any interest on the Junior Subordinated Debt Securities of such series (subject to the deferral of any due date in the case of an Extension Period); (ii) default in payment of principal of or any premium on the Junior Subordinated Debt Securities of such series at maturity; (iii) default in payment of any sinking or purchase fund or analogous obligation, if any, on the Junior Subordinated Debt Securities of such series; (iv) default by the Company in the performance, or breach, of any other covenant or warranty contained in the Junior Subordinated Indenture for the benefit of such series which shall not have been remedied for a period of 60 days after notice is given as specified in the Junior Subordinated Indenture; and (v) certain events of bankruptcy, insolvency and reorganization of the Company.

     A default under other indebtedness of the Company will not be a default under the Junior Subordinated Indentures and a default under one series of Debt Securities or Junior Subordinated Debt Securities will not necessarily be a default under another series.

     The Junior Subordinated Indenture provides that (i) if an Event of Default described in clause (i), (ii), (iii) or (iv) above (if the Event of Default under clause (iv) above is with respect to less than all series of Junior Subordinated Debt Securities outstanding) shall have occurred and be continuing with respect to any series, either the Junior Subordinated Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all outstanding Junior Subordinated Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and (ii) if an Event of Default described in clause (iv) or (v) above (if the Event of Default under clause (iv) above is with respect to all series of Junior Subordinated Debt Securities then outstanding) shall have occurred and be continuing, either the Junior Subordinated Indenture Trustee or the holders of at least 25% in aggregate principal amount of all Junior Subordinated Debt Securities then outstanding (treated as one class) may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all Junior Subordinated Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on, or any interest on, such Junior Subordinated Debt Securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding (subject to, in the case of any series of Junior Subordinated Debt Securities held as trust assets of the Solectron Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of the Solectron Trust as may be required under the Declaration of Trust of the Solectron Trust).

     "Security Exchange" when used with respect to the Securities of any series which are held as trust assets of the Solectron Trust pursuant to the Declaration of Trust of the Solectron Trust means the distribution of the Securities of such series by the Solectron Trust in exchange for the Preferred Securities and the Common Securities of the Solectron Trust in dissolution of the Solectron Trust pursuant to the Declaration of Trust of the Solectron Trust.

     No holder of any Junior Subordinated Debt Securities of any series may institute any action under the Junior Subordinated Indenture unless (i) such holder shall have given the Junior Subordinated Indenture Trustee thereunder written notice of a continuing Event of Default with respect to such series,
(ii) the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding shall have requested the Junior Subordinated Indenture Trustee thereunder to institute proceedings in respect of such Event of Default, (iii) such holder or holders shall have offered the Junior Subordinated Indenture Trustee thereunder such reasonable indemnity as such Junior Subordinated Indenture Trustee may require,
(iv) the Junior Subordinated Indenture Trustee thereunder shall have failed to institute an action for 60 days thereafter and (v) no inconsistent direction shall have been given to the Junior Subordinated Indenture Trustee thereunder during such 60-day period by the holders of a majority in aggregate principal amount of Junior Subordinated Debt Securities of such series then outstanding (subject to, in the case of any series of Junior Subordinated Debt Securities held as trust assets of the Solectron Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of the Solectron Trust as may be required under the Declaration of Trust of the Solectron Trust).

     The Junior Subordinated Indenture will include a covenant requiring the Company to furnish to the Junior Subordinated Indenture Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

     If any Junior Subordinated Debt Securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of Junior Subordinated Debt Securities have taken any action herein described, the principal amount of such Junior Subordinated Debt Securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof.

MODIFICATION OF THE JUNIOR SUBORDINATED INDENTURE

     The Junior Subordinated Indenture provides that the Company and the Junior Subordinated Indenture Trustee may, without the consent of any holders of Junior Subordinated Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Junior Subordinated Indenture Events of Default, establishing the form or terms of any series of Junior Subordinated Debt Securities or curing ambiguities or inconsistencies in the Junior Subordinated Indenture or making other provisions.

     With certain exceptions, the Junior Subordinated Indenture or the rights of the holders of the Junior Subordinated Debt Securities may be modified by the Company and the Junior Subordinated Indenture Trustee with the consent of the holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities of each series affected by such modification then outstanding (subject to, in the case of any series of Junior Subordinated Debt Securities held as trust assets of the Solectron Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of the Solectron Trust as may be required under the Declaration of Trust of the Solectron Trust), but no such modification may be made without the consent of the holder of each outstanding Junior Subordinated Debt Security affected thereby (subject to, in the case of any series of Junior Subordinated Debt Securities held as trust assets of the Solectron Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of the Solectron Trust as may be required under the Declaration of Trust of the Solectron Trust) which would (i) change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Junior Subordinated Debt Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any Junior Subordinated Debt Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be), (ii) reduce the percentage in principal amount of the outstanding Junior Subordinated Debt Securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Junior Subordinated Indenture or certain defaults thereunder and their consequences provided for in such Indenture, or (iii) modify any of the provisions of certain Sections of the Junior Subordinated Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Junior Subordinated Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Debt Security affected thereby.

SATISFACTION AND DISCHARGE OF THE JUNIOR SUBORDINATED INDENTURE; DEFEASANCE

     The Junior Subordinated Indenture shall generally cease to be of any further effect with respect to a series of Junior Subordinated Debt Securities if (i) the Company has delivered to the Junior Subordinated Indenture Trustee for cancellation all Junior Subordinated Debt Securities of such series (with certain limited exceptions) or (ii) all Junior Subordinated Debt Securities of such series not theretofore delivered to the Junior Subordinated Indenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall have deposited with the Junior Subordinated Indenture Trustee as trust funds the entire amount sufficient without consideration of any reinvestment and after payment of all taxes or other charges and assessments in respect thereof payable by the Junior Subordinated Indenture Trustee to pay at maturity or upon redemption all such Junior Subordinated Debt Securities, no default with respect to the Junior Subordinated Debt Securities has occurred and is continuing on the date of such deposit, such deposit does not result in a breach or violation of, or constitute a default under, the Junior Subordinated Indenture or any other agreement or instrument to which the Company is a party and the Company delivered an Officers' Certificate and an Opinion of Counsel each stating that such conditions have been complied with (and if, in either case, the Company shall also pay or cause to be paid all other sums payable under the Junior Subordinated Indenture by the Company).

     In addition, the Company shall have a "legal defeasance option" (pursuant to which it may terminate, with respect to the Junior Subordinated Debt Securities of a particular series, all of its obligations under such Junior Subordinated Debt Securities and the Junior Subordinated Indenture with respect to such Junior Subordinated Debt Securities) and a "covenant defeasance option" (pursuant to which it may terminate, with respect to the Junior Subordinated Debt Securities of a particular series, its obligations with respect to such Junior Subordinated Debt Securities under certain specified covenants contained in the Junior Subordinated Indenture). If the Company exercises its legal defeasance option with respect to a series of Junior Subordinated Debt Securities, payment of such Junior Subordinated Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of Junior Subordinated Debt Securities, payment of such Junior Subordinated Debt Securities may not be accelerated because of an Event of Default related to the specified covenants.

     The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Junior Subordinated Debt Securities of a series only if (i) the Company irrevocably deposits in trust with the Junior Subordinated Indenture Trustee cash or U.S. Government Obligations (as defined in the Junior Subordinated Indenture) for the payment of principal, premium, if any, and interest with respect to such Junior Subordinated Debt Securities to maturity or redemption, as the case may be, (ii) 91 days pass after the deposit is made and during the 91-day period no default described in clause (v) under "-- Events of Default, Waiver and Notice Thereof; Junior Subordinated Debt Securities in Foreign Currencies" above with respect to the Company occurs that is continuing at the end of such period, (iii) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto, (iv) the deposit does not constitute a default under any other agreement binding on the Company, (v) the Company shall have delivered to the Junior Subordinated Indenture Trustee an Opinion of Counsel to the effect that holders of the Junior Subordinated Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law after the date of the Junior Subordinated Indenture), and (vi) the Company delivers to the Junior Subordinated Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Junior Subordinated Debt Securities of such series as contemplated by the Junior Subordinated Indenture have been complied with.

     The Junior Subordinated Indenture Trustee shall hold in trust cash or U.S. Government Obligations deposited with it as described above and shall apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the Junior Subordinated Debt Securities of the defeased series.

CONCERNING THE JUNIOR SUBORDINATED INDENTURE TRUSTEE

     The Junior Subordinated Indenture Trustee for the Junior Subordinated Debt Securities will be identified in the relevant Prospectus Supplement. From time to time and subject to applicable law relating to conflicts of interest, the Junior Subordinated Indenture Trustee may also serve as trustee under other indentures relating to Debt Securities or Junior Subordinated Debt Securities issued by the Company or affiliated companies and may engage in commercial transactions with the Company and affiliated companies. Initially, the Junior Subordinated Indenture Trustee is State Street Bank and Trust Company of California, N.A.

SUBORDINATION

     The Junior Subordinated Debt Securities will be subordinated in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.

     The indebtedness evidenced by the Junior Subordinated Debt Securities is subordinated to the extent provided in the Junior Subordinated Indenture to the prior payment in full of all Senior Indebtedness, including any Senior Debt Securities. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the Junior Subordinated Debt Securities is to be subordinated to the extent provided in the Junior Subordinated Indenture in right of payment to the prior payment in full in cash of all Senior Indebtedness. In the event of any acceleration of the Junior Subordinated Debt Securities because of an Event of Default, the holders of any Senior Indebtedness then outstanding would be entitled to payment in full in cash of all obligations in respect to such Senior Indebtedness before the holders of Junior Subordinated Debt Securities are entitled to receive any payment or distribution in respect thereof. The Junior Subordinated Indenture will require that the Company promptly notify holders of Senior Indebtedness if payment of the Junior Subordinated Debt Securities is accelerated because of an Event of Default.

     The Company may also not make payment upon or in respect of the Junior Subordinated Debt Securities if (i) a default in the payment of the principle of, premium, if any, interest, rent or other obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness (as defined) that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or other person permitted to give such notice under the Junior Subordinated Indenture. Payments on the Junior Subordinated Debt Securities may and shall be resumed (a) in case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default in cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated. No new period of payment blockage may be commenced pursuant to a Payment Blockage Notice unless and until (i) 365 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Junior Subordinated Debt Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     By reason of the subordination provisions described above, in the event of the Company's bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debt Securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default under the Junior Subordinated Indenture.

     The term "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest in allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness (as defined in the Junior Subordinated Indenture) of the Company, whether outstanding on the date of the Junior Subordinated Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Junior Subordinated Debt Securities or expressly provides that such Indebtedness is "pari passu" or "junior" to the Junior Subordinated Debt Securities. Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company or (ii) the Company's 6% Convertible Subordinated Notes due 2006 (the "Notes"). The term "Indebtedness" means, with respect to any Person (as defined in the Junior Subordinated Indenture), and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through (d), (f) any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrances existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligations secured thereby shall have been assumed by such Person and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f). The term "Designated Senior Indebtedness" means the Credit Agreement (as defined in the Junior Subordinated Indenture), the Lease Agreements (as defined in the Junior Subordinated Indenture) and any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements of documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Junior Subordinated Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

     The applicable Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of Junior Subordinated Debt Securities of a particular series offered thereby.

     The Junior Subordinated Debt Securities are obligations exclusively of the Company. The Company is a holding company and accordingly substantially all of its operations are conducted through its subsidiaries. As a result, the cash flow and the consequent ability of the Company to service debt, including the Junior Subordinated Debt Securities, is dependent upon the earnings of its subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to the Company. Such subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Junior Subordinated Debt Securities or to make any funds available therefor, whether by dividends, distributions, loans or other payments. In addition, the payment of dividends or distributions and the making of loans and advances to the Company by its subsidiaries could be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

     Any right of the Company to receive any assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent rights of the holders of the Junior Subordinated Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

     In the event that, notwithstanding the foregoing, the Trustee or any holder of Junior Subordinated Debt Securities receives any payment or distribution of assets of the Company of any kind in contravention of any of the subordination provisions of the Junior Subordinated Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Junior Subordinated Debt Securities before all Senior Indebtedness is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

     The Junior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Junior Subordinated Debt Securities but subordinate to other obligations of the Company. The Senior Debt Securities, when issued, will constitute Senior Indebtedness, and the Company's 7 3/8% Senior Notes due 2006 ("Senior Notes") constitute Senior Indebtedness as well.

                      DESCRIPTION OF PREFERRED SECURITIES

PREFERRED SECURITIES

     The Solectron Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of the Solectron Trust authorizes the Regular Trustees of the Solectron Trust to issue on behalf of the Solectron Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Solectron Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by the Solectron Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by the Solectron Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by the Solectron Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by the Solectron Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of the Solectron Trust to the holders of Preferred Securities of the Solectron Trust upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the Solectron Trust, (vi) the obligation or right, if any, of the Solectron Trust to purchase or redeem Preferred Securities issued by the Solectron Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by the Solectron Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by the Solectron Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by the Solectron Trust, as a condition to specified actions or amendments to the Declaration,
(viii) the terms and conditions upon which the Preferred Securities may be convertible into or exchanged for Common Stock, Preferred Stock, Debt Securities, Junior Subordinated Debt Securities, or indebtedness or other securities of any kind of the Company; and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by the Solectron Trust consistent with the Declaration of the Solectron Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Guarantee." Certain federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, the Solectron Trust will issue one series of Common Securities. The Declaration of the Solectron Trust authorizes the Regular Trustees of the Solectron Trust to issue on behalf of the Solectron Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by the Solectron Trust will be substantially identical to the terms of the Preferred Securities issued by the Solectron Trust and the Common Securities will rank pari passu and payments will be made thereon on a pro rata basis with the Preferred Securities except that, if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by the Solectron Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of the Solectron Trust. All the Common Securities of the Solectron Trust will be directly or indirectly owned by the Company.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and other payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debt Securities held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities; and (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities.

     If an Event of Default with respect to the Declaration of the Solectron Trust occurs and is continuing, then the holders of Preferred Securities of the Solectron Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the Junior Subordinated Debt Securities deposited in the Solectron Trust against the Company. In addition, the holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under such Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of such Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under such Junior Subordinated Debt Securities deposited in the Solectron Trust, any holder of such Preferred Securities may, to the extent permitted by applicable law, after a period of 60 days has elapsed from such holder's written request, institute a legal proceeding against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. If an Event of Default with respect to the Declaration of the Solectron Trust occurs and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of the Solectron Trust may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities held by such holder (a "Direct Action") on or after the respective due date specified in such Junior Subordinated Debt Securities without first (i) directing the Property Trustee to enforce the terms of such Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of such Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of such Preferred Securities in such Direct Action. The holders of Preferred Securities of the Solectron Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities unless the Property Trustee first fails to do so.

     Certain federal income tax considerations applicable to an investment in Preferred Securities will be described in the Prospectus Supplement relating thereto.

                            DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities of the Solectron Trust. The Preferred Security Guarantee will be separately qualified under the Trust Indenture Act and will be held by State Street Bank and Trust Company of California, N.A., acting in its capacity as indenture trustee with respect thereto (the "Guarantee Trustee"), for the benefit of holders of the Preferred Securities of the Solectron Trust. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Guarantee and is qualified in its entirety by reference to the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

GENERAL

     Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by the Solectron Trust, the Guarantee Payments (as defined herein), to the extent not paid by the Solectron Trust, regardless of any defense, right of set-off or counterclaim that the Solectron Trust may have or assert. The following distributions and other payments with respect to Preferred Securities issued by the Solectron Trust to the extent not made or paid by the Solectron Trust (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions on such Preferred Securities, but only if and to the extent that in each case the Company has made a payment to the Property Trustee of interest on the Junior Subordinated Debt Securities, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by the Solectron Trust, but only if and to the extent that in each case the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the Solectron Trust as trust assets, and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Solectron Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of such Preferred Securities or the redemption of all such Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent the Solectron Trust has funds available therefor, and (b) the amount of assets of the Solectron Trust remaining available for distribution to holders of such Preferred Securities upon liquidation of the Solectron Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the Solectron Trust to pay such amounts to such holders.

     The Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities, but the Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the Solectron Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the Solectron Trust as trust assets, the Property Trust will not make distributions on the Preferred Securities of the Solectron Trust and the Solectron Trust will not have funds available therefor.

     The Company's obligations under the Declaration for the Solectron Trust, the Guarantee issued with respect to Preferred Securities issued by the Solectron Trust, the Junior Subordinated Debt Securities purchased by the Solectron Trust and the Junior Subordinated Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by the Solectron Trust.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of the applicable Preferred Securities (in which case no consent will be required), the

Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the Solectron Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the Solectron Trust then outstanding. Except in connection with a consolidation, merger, conveyance, or transfer of assets involving the Company that is permitted under the Junior Subordinated Indenture, the Company may not assign its obligations under the Guarantee.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the Solectron Trust upon full payment of the redemption price of all Preferred Securities of the Solectron Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities of the Solectron Trust in exchange for all the Preferred Securities issued by the Solectron Trust, or upon full payment of the amounts payable upon liquidation of the Solectron Trust. Notwithstanding the foregoing, the Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the Solectron Trust must restore payment of any sums paid under such Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

     The Company's obligations under the Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank
(i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Because the Company is a holding company, the Company's obligations under the Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. Each Declaration provides that each holder of Preferred Securities issued by the Solectron Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be deposited with the Guarantee Trustee, to be held for the benefit of the holders of the Preferred Securities issued by the Solectron Trust. The Guarantee Trustee shall enforce the Guarantee on behalf of the holders of such Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the Solectron Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to the Guarantee Trustee. If the Guarantee Trustee fails to enforce the Guarantee as above provided, any holder of

Preferred Securities issued by the Solectron Trust may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Solectron Trust, or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of such holder's right to receive payment under the Guarantee. The Company waives any right or remedy to require that any action be brought first against the Solectron Trust or any other person or entity before proceeding directly against the Company.

MISCELLANEOUS

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance. The Company is required to file annually with the Guarantee Trustee an officer's certificate as to the Company's compliance with all conditions to be complied with by it under the Guarantee.

     The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 201,200,000 shares of capital stock, of which 200,000,000 shares have been designated as Common Stock, $.001 par value, and 1,200,000 shares have been designated as Preferred Stock, $.001 par value. The only equity securities currently outstanding are shares of Common Stock.

COMMON STOCK

     As of August 31, 1998, there were approximately 117,667,000 shares of Common Stock issued and outstanding.

     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available for the payment of dividends. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after the payment of liabilities and liquidation preferences of any outstanding shares of Preferred Stock. The holders of Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities. There are also no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

     As of August 31, 1998, there were no shares of Preferred Stock outstanding. The Board of Directors has the authority, without further action by the stockholders, to issue up to 1,200,000 shares of Preferred Stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. The Board of Directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Preferred Stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of the Common Stock. At present, the Company has no plans to issue any of the Preferred Stock.

DELAWARE GENERAL CORPORATION LAW SECTION 203

     As a corporation organized under the laws of the State of Delaware, the Company is subject to Section 203 of the Delaware General Corporation Law which restricts certain business combinations between the Company and an "interested stockholder" (in general, a stockholder owning 15% or more of the Company's outstanding voting stock) or its affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if: (a) prior to the date on which such stockholder becomes an interested stockholder the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (b) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (c) on or after the date such person becomes an interested stockholder, the Company's Board of Directors approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the voting stock owned by the interested stockholder.

     The transfer agent and registrar for the Company's Common Stock is Boston Equiserve Limited Partnership, 150 Royall Street, Canton, Massachusetts 02021. Its phone number is (751) 575-2000.

                              PLAN OF DISTRIBUTION

     The Company or the Solectron Trust may sell the Securities separately or together, (i) to one or more underwriters or dealers for public offering and sale by them and (ii) to investors directly or (iii) through agents. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Securities offered thereby.

     In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or the Solectron Trust or from purchasers of the Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of the Securities received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from the Company or the Solectron Trust will be described in the Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Under agreements that may be entered into with the Company or the Solectron Trust, underwriters, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

     The Company or the Solectron Trust may grant underwriters who participate in the distribution of Securities an option to purchase additional Securities to cover over-allotments, if any.

     All Debt Securities will be new issues of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company or the Solectron Trust for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the issuance of the Company Securities offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain matters relating to the validity of the Preferred Securities will be passed upon for the Company and the Solectron Trust by Richard, Layton & Finger, P.A., special Delaware counsel to the Company and the Solectron Trust. Certain legal matters relating to the Securities offered will be passed on for any underwriters by the counsel for such underwriters named in the applicable Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements and schedule of Solectron Corporation as of August 31, 1998 and 1997, and for each of the years in the three-year period ended August 31, 1998 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the World Wide Web site is http://www.sec.gov. The Company's Common Stock is quoted for trading on the New York Stock Exchange, and, accordingly, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     No separate financial statements of the Solectron Trust have been included or incorporated by reference herein. Neither the Solectron Trust nor the Company considers such financial statements material to holders of Preferred Securities because (i) all of the voting securities of the Solectron Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Solectron Trust does not have independent operations but rather exists for the purpose of issuing securities representing undivided beneficial interests in the assets of the Solectron Trust and investing the proceeds thereof in Junior Subordinated Debt Securities, and (iii) the obligations of the Solectron Trust under the Preferred Securities are fully and unconditionally guaranteed on a subordinated basis by the Company to the extent set forth herein. See "The Solectron Trust" and "Description of Guarantee."

     The Company and the Solectron Trust have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Solectron Trust, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected, without charge, at the offices of the Commission in Washington, D.C. and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the

Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon the payment of the fees prescribed by the Commission.

     The Company's Annual Report on Form 10-K for its fiscal year ended August 31, 1998, filed with the Commission is incorporated herein by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act following the date of this Prospectus and prior to the termination of the offering contemplated hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (all of such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the Incorporated Documents (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Attention:
Susan S. Wang, Senior Vice President, Chief Financial Officer and Secretary, Solectron Corporation, 777 Gibraltar Drive, Milpitas, California 95035 (telephone number (408) 957-8500).

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The aggregate estimated expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee........  $  278,000
Trustee's fees and expenses................................      25,000
Accounting fees and expenses...............................      75,000
Legal fees and expenses....................................     250,000
Printing and engraving.....................................      50,000
Blue sky fees and expenses.................................      20,000
Transfer agent fees and expenses...........................      25,000
Rating agencies' fees......................................     650,000
Miscellaneous..............................................      20,000
                                                             ----------
Total......................................................  $1,393,000
                                                             ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

     Article 11 of the Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VI of the Company's Bylaws provides that the Company (i) shall indemnify each director and officer who is or was a director or officer of the corporation, who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation and (ii) may indemnify any person (other than directors and officers) who is or was an employee or agent of the corporation, who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation against expenses (including attorneys' fees), judgments, fines and other amounts actually and reasonably incurred in connection with any proceeding. Unless indemnification is mandated by law or the order, judgment or decree of any court of competent jurisdiction, the Company shall not indemnify any person if such indemnification (i) would be inconsistent with a provision of the Company's Certificate of Incorporation, Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification, or (ii) would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Company currently maintains liability insurance for its officers and directors.

     The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

     The form(s) of proposed Underwriting Agreement(s) to be filed as (an) Exhibit(s) hereto or incorporated by reference herein may include provisions regarding the indemnification of officers and directors of the registrant by the several Underwriters.

INDEMNIFICATION OF TRUSTEES OF THE SOLECTRON CAPITAL TRUST I

     The Declaration pursuant to which the Solectron Capital Trust I (the "Solectron Trust") is organized will provide that no Regular Trustee, or affiliate of any Regular Trustee, or officer, director, stockholder, member, partner, employee, representative or agent of any Regular Trustee or of any such affiliate, or employee or agent of the Solectron Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Solectron Trust or any employee or agent of the Solectron Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Solectron Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that in Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. The Declaration also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Solectron Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. The Declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration.

ITEM 16. EXHIBITS

     The following exhibits are filed herewith or incorporated by reference herein:

EXHIBIT
NUMBER                          EXHIBIT TITLE
-------                         -------------
 1.1     Form of Underwriting Agreement.*
 3.1     Certificate of Incorporation.(1)
 3.2     Bylaws.(1)
 4.1     Form of Senior Indenture.**
 4.2     Form of Subordinated Indenture.**
 4.3     Form of Senior Debt Security (included in Exhibit 4.1).**
 4.4     Form of Subordinated Debt Security (included in Exhibit
         4.2).**
 4.5     Form of Junior Subordinated Indenture.**
 4.6     Form of Junior Subordinated Debt Security (included in
         Exhibit 4.5).**
 4.7     Form of Preferred Securities Certificate (included in Form of Amended and Restated Declaration of Solectron Capital
         Trust I, filed as Exhibit 4.10).**
 4.8     Certificate of Trust of Solectron Capital Trust I.**
 4.9     Declaration of Solectron Capital Trust I.**
 4.10    Form of Amended and Restated Declaration of Solectron
         Capital Trust I.**
 4.11    Form of Guarantee of Solectron Capital Trust I.**
 5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.**
 5.2     Opinion of Richards, Layton and Finger, P.A., special
         Delaware counsel for the Company and the Solectron Trust,
         regarding the Preferred Securities.**
12.1     Computation of Ratio of Earnings to Fixed Charges.
23.1     Consent of KPMG Peat Marwick LLP, independent auditors.
23.2     Consent of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation (included in Exhibit 5.1).**
24.1     Power of Attorney of certain directors and officers of
         Solectron Corporation (see page II-6 of initial filing of
         this Form S-3).
25.1     Form T-1 Statement of Eligibility of Trustee for Senior
         Indenture under the Trust Indenture Act of 1939.**
25.2     Form T-1 Statement of Eligibility of Trustee for
         Subordinated Indenture under the Trust Indenture Act of
         1939.**
25.3     Statement on Form T-1 of the eligibility of State Street
         Bank and Trust Company of California, N.A., as trustee under the Junior Subordinated Indenture.**
25.4     Statement on Form T-1 of the eligibility of State Street
         Bank and Trust Company of California, N.A., as trustee under the Declaration of Trust of the Solectron Capital Trust I.**
25.5     Statement on Form T-1 of the eligibility of State Street
         Bank and Trust Company of California, N.A., as trustee under the Trust Guarantee of the Company for the benefit of the
         holders of Preferred Securities of the Solectron Capital
         Trust I.**

-------------------------
 * To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K.

**  To be filed by amendment.

(1) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997.

ITEM 17. UNDERTAKINGS

     The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Solectron Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Milpitas, California, on the 21st day of December, 1998.

                                          SOLECTRON CAPITAL TRUST I,
                                          a Delaware business trust

                                          By: Solectron Corporation
                                          as Depositor

                                          By:       /s/ SUSAN S. WANG
                                             -----------------------------------
                                              Susan S. Wang
                                              Senior Vice President, Chief
                                              Financial Officer and Secretary

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 21st day of December, 1998.

                                          Solectron Corporation

                                          By:      /s/ KOICHI NISHIMURA
                                             -----------------------------------
                                              Koichi Nishimura
                                              President, Chief Executive Officer
                                              and Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Koichi Nishimura and Susan S. Wang, and each of them, as his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    NAME                                TITLE                 DATE
                    ----                                -----                 ----
            /s/ KOICHI NISHIMURA               President, Chief         December 21, 1998
---------------------------------------------  Executive Officer and
              Koichi Nishimura                 Chairman of the Board

              /s/ SUSAN S. WANG                Chief Financial Officer  December 21, 1998
---------------------------------------------  (Principal Financial
                Susan S. Wang                  and Accounting
                                               Officer), Senior Vice
                                               President and Secretary

                    NAME                                TITLE                 DATE
                    ----                                -----                 ----
             /s/ WINSTON H. CHEN               Director                 December 21, 1998
---------------------------------------------
               Winston H. Chen

           /s/ RICHARD A. D'AMORE              Director                 December 21, 1998
---------------------------------------------
             Richard A. D'Amore

          /s/ CHARLES A. DICKINSEN             Director                 December 21, 1998
---------------------------------------------
            Charles A. Dickinsen

             /s/ HEINZ FRIDRICH                Director                 December 21, 1998
---------------------------------------------
               Heinz Fridrich

            /s/ PHILIP V. GERDINE              Director                 December 21, 1998
---------------------------------------------
          Philip V. Gerdine, Ph.D.

            /s/ WILLIAM A. HASLER              Director                 December 21, 1998
---------------------------------------------
              William A. Hasler

           /s/ KENNETH E. HAUGHTON             Director                 December 21, 1998
---------------------------------------------
         Kenneth E. Haughton, Ph.D.

               /s/ PAUL R. LOW                 Director                 December 21, 1998
---------------------------------------------
             Paul R. Low, Ph.D.

              /s/ OSAMU YAMADA                 Director                 December 21, 1998
---------------------------------------------
                Osamu Yamada

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 1.1      Form of Underwriting Agreement*
 3.1      Certificate of Incorporation.(1)
 3.2      Bylaws.(1)
 4.1      Form of Senior Indenture.**
 4.2      Form of Subordinated Indenture.**
 4.3      Form of Senior Debt Security (included in Exhibit 4.1).**
 4.4      Form of Subordinated Debt Security (included in Exhibit
          4.2).**
 4.5      Form of Junior Subordinated Indenture.**
 4.6      Form of Junior Subordinated Debt Security (included in
          Exhibit 4.5).**
 4.7      Form of Preferred Securities Certificate (included in Form of Amended and Restated Declaration of Solectron Capital
          Trust I, filed as Exhibit 4.10).**
 4.8      Certificate of Trust of Solectron Capital Trust I.**
 4.9      Declaration of Solectron Capital Trust I.**
 4.10     Form of Amended and Restated Declaration of Solectron
          Capital Trust I.**
 4.11     Form of Guarantee of Solectron Capital Trust I.**
 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation.**
 5.2      Opinion of Richards, Layton and Finger, P.A., special
          Delaware counsel for the Company and the Solectron Trust,
          regarding the Preferred Securities.**
12.1      Computation of Ratio of Earnings to Fixed Charges.
23.1      Consent of KPMG Peat Marwick LLP, independent auditors.
23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation (included in Exhibit 5.1).**
24.1      Power of Attorney of certain directors and officers of
          Solectron Corporation (see page II-6 of initial filing of
          this Form S-3).
25.1      Form T-1 Statement of Eligibility of Trustee for Senior
          Indenture under the Trust Indenture Act of 1939.**
25.2      Form T-1 Statement of Eligibility of Trustee for Senior
          Indenture under the Trust Indenture Act of 1939.**
25.3      Statement on Form T-1 of the eligibility of State Street
          Bank and Trust Company of California, N.A., as trustee under the Junior Subordinated Indenture.**
25.4      Statement on Form T-1 of the eligibility of State Street
          Bank and Trust Company of California, N.A., as trustee under the Declaration of Trust of the Solectron Capital Trust I.**
25.5      Statement on Form T-1 of the eligibility of State Street
          Bank and Trust Company of California, N.A., as trustee under the Trust Guarantee of the Company for the benefit of the
          holders of Preferred Securities of the Solectron Capital
          Trust I.**

-------------------------
 * To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K.

**  To be filed by amendment.

(1) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997.